Exhibit #23.1

Consent of Independent Registered Public Accounting Firm

As the independent registered public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-Q, into the Company’s previously filed Registration Statements File Numbers 333-95157, 333-68598, 333-106403, 333-108214 and 333-146238.

Berry, Dunn, McNeil & Parker

Portland, Maine
November 6, 2008